UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2017

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-1822	Spire Missouri Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
As disclosed on its Current Report on Form 8-K filed March 20, 2017, Spire Missouri Inc. (formerly named Laclede Gas Company) entered into a Bond Purchase Agreement to issue and sell in a private placement (i) $50 million in aggregate principal amount of its First Mortgage Bonds due September 15, 2032 (“2032 Bonds”), (ii) $70 million in aggregate principal amount of its First Mortgage Bonds due September 15, 2047 (“2047 Bonds”) and (iii) $50 million in aggregate principal amount of its First Mortgage Bonds due September 15, 2057 (“2057 Bonds”). The transactions closed on September 15, 2017, and Spire Missouri Inc. used the proceeds to refinance existing indebtedness and for other general corporate purposes. The 2032 Bonds, 2047 Bonds and 2057 Bonds will bear interest at a rate per annum of 3.68%, 4.23% and 4.38%, respectively, payable semi-annually on the 15th day of March and September of each year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Spire Missouri Inc.

Date: September 18, 2017	By:	/s/ Steven P. Rasche
Steven P. Rasche Executive Vice President and Chief Financial Officer